Exhibit 10.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED 2005 SYNERGETICS USA, INC. NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

2005 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

RECITALS

WHEREAS, the Board of Directors and stockholders of Synergetics USA, Inc. (the “Company”) previously approved the Amended and Restated Synergetics USA, Inc. 2005 Non-Employee Directors’ Stock Option Plan (the “Plan”);

WHEREAS, the Board of Directors is authorized to administer and amend the Plan, subject to stockholder approval as may be required pursuant to rules of the national securities exchange on which the Company’s Common Stock is listed;

WHEREAS, the Board of Directors desires to amend the Plan, effective as of October 7, 2008.

NOW, THEREFORE, effective as of October 7, 2008, the Plan is amended as follows:

AMENDMENT

1. Section 3 of the Plan shall be amended to read in its entirety as follows:

3. Shares and Options.  The maximum number of Shares to be issued pursuant to Options under this Plan shall be FOUR HUNDRED THOUSAND (400,000) Shares. Shares issued pursuant to Options granted under this Plan may be issued from Shares held in the Company’s treasury or from authorized and unissued Shares. If any Option granted under this Plan shall terminate, expire or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. Any Option granted hereunder shall be a Nonstautory Stock Option.

IN WITNESS WHEREOF, this Amendment No. 1 was duly adopted by the Board of Directors of the Company as of October 7, 2008.

Executed this 7th day of October, 2008.

By:
Pamela G. Boone, Secretary

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